UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 13, 2021

ONCOSEC MEDICAL INCORPORATED

(Exact Name of Registrant as Specified in Charter)

Nevada	000-54318	98-0573252
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24 North Main Street

Pennington, NJ 08534-2218

(Address of Principal Executive Offices)

(855) 662-6732

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ONCS	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 13, 2021, Margaret R. Dalesandro, Ph.D. notified OncoSec Medical Incorporated (the “Company”) of her resignation as Chair of the Board of Directors (the “Board”), effective immediately. Concurrently with such resignation, Dr. Dalesandro ceased to serve as a member of the Leadership Committee. Dr. Dalesandro’s resignation from the Board was not the result of any disagreement with the Company on any matter related to the Company’s operations, policies or practices, or the Company’s management or the Board.

On December 15, 2021, Yuhang Zhao, Ph.D. notified the Company of her resignation as Director, effective immediately. Concurrently with such resignation, Dr. Zhao ceased to serve as a member of the Leadership Committee. Dr. Zhao’s resignation from the Board was not the result of any disagreement with the Company on any matter related to the Company’s operations, policies or practices, or the Company’s management or the Board.

Effective December 15, 2021, the Company appointed Dr. Linda Shi, M.D., Ph.D. as a director on the Company’s Board, and Chair of the Company’s Board. Concurrently with her appointment to the Company’s Board, Dr. Shi was appointed as a member of the Leadership Committee.

Dr. Shi is the deputy president and Chief Medical officer of Grand Pharma (China), as well as an Executive Director of Grand Pharmaceutical Group Limited, a publicly listed company in Hong Kong. Prior to joining Grand Pharma, Dr. Shi was the EU Regulatory Leader in the Global Regulatory Affairs (GRA) for Neuroscience at Janssen R&D in Belgium for many years.

Dr. Shi has over 30 years of clinical and research experience in academic settings and the pharmaceutical industry, with significant experience working with global multifunctional matrixed teams to drive forward complex projects. She led various applications for clinical trials (Clinical Trial Applications (CTA) and Investigational New Drug Applications (IND)) across Europe and in the United States, particularly in relation to strategic assessments of first-in-human clinical trials with innovative research paths. Dr. Shi obtained her M.D. in China and also a Ph.D. in Medical Sciences from Vrije Universiteit Brussel. She has been appointed as a guest professor and visiting fellow in various universities worldwide.

No family relationships exist between Dr. Shi and any of the Company’s directors or other executive officers.

On December 15, 2021, Kevin R. Smith became a member of the Company’s Leadership Committee.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective December 15, 2021, the Board amended the Company’s Amended and Restated Bylaws to decrease the number of directors on the Board to seven (7) and to remove the requirement that the Chair of the Board be independent.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
3.1	Amendment to the Company’s Amended and Restated Bylaws
3.2	Amended and Restated Bylaws of the Company
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONCOSEC MEDICAL INCORPORATED
(Registrant)

Date: December 17, 2021

	By:	/s/ Kevin Smith
	Name:	Kevin Smith
	Title:	Interim Principal Executive Officer